SIXTH LEASE AMENDMENT

between

MET PARK WEST IV, LLC

and

TARGETED GENETICS CORPORATION

This Sixth Lease Amendment (this "**Amendment**") is made and entered into as of April 1, 2006 (the "**Effective Date**"), by and between MET PARK WEST IV, L.L.C., a Delaware limited liability company ("**Landlord**" or "**Lessor**"), and TARGETED GENETICS CORPORATION, a Washington corporation ("**Tenant**" or "**Lessee**").

1. Recitals.

1.1 Lease. Tenant and Benaroya Capital Company, LLC, a Washington limited liability company, the predecessor-in-interest to Landlord, entered into that certain Office Lease dated October 7, 1996, as subsequently amended by that certain (i) First Lease Amendment dated October 7, 1996, (ii) Second Lease Amendment dated February 25, 2000, (iii) Third Lease Amendment dated April 19, 2000, (iv) Fourth Lease Amendment dated March 28, 2001, and (v) Fifth Lease Amendment dated January 8, 2004 (as so amended, the "**Lease**"), for those certain premises (the "**Existing Premises**") containing approximately 13,556 rentable square feet ("**rsf**") located on the first floor in Suite 100 (4,990 rsf) ("**Suite 100**") and on the twelfth floor in Suite 1200 (8,566 rsf) ("**Suite 1200**") of the office building known as the Metropolitan Park West Tower located at 1100 Olive Way, Seattle, Washington 98101 (the "**Building**"), all as more particularly described in the Lease. All terms defined in the Lease shall have the same meanings when used in this Amendment, unless a different meaning is clearly expressed herein.

1.2 Amendment. The parties hereto desire to amend the Lease to reflect the reduction of the Existing Premises, to extend the term of the Lease with respect to the remaining Premises and to otherwise modify and amend the Lease as more particularly set forth in this Amendment.

2. Partial Lease Termination; Premises.

2.1 Termination of Suite 1200. Landlord hereby agrees to terminate the Lease with respect to Suite 1200 upon the following terms and conditions. Tenant shall pay Landlord a termination fee in the amount of One Hundred Seventy Eight Thousand Seven Hundred Thirty Seven and 10/100 Dollars ($178,737.10) (the "**Termination Fee**") in installments as hereinafter provided and to surrender Suite 1200 to Landlord on or before May 30, 2006 (the "**Surrender Deadline**") in the condition set forth in the Lease. The date Tenant so surrenders Suite 1200 shall be the "**Surrender Date**". The Termination Fee shall be payable in six (6) installments.

An initial installment in the amount of One Hundred Two Thousand and 00/10 Dollars ($102,000.00) shall be paid by Tenant concurrently with Tenant's execution and delivery of this Amendment. The balance of the Termination Fee shall be paid in five (5) equal monthly installments of Fifteen Thousand Three Hundred Forty Seven and 42/100 Dollars ($15,347.42) commencing on April 1, 2006 and continuing on the first day of each month thereafter until the Termination Fee is paid in full. Tenant shall have the right to prepay the Termination Fee or any portion thereof at any time.

If any of the installments of the Termination Fee due on or prior to the Surrender Deadline are not timely paid, or if Tenant fails to surrender Suite 1200 to Landlord on or before the Surrender Deadline in the condition required hereby, Landlord may, at its option, elect (i) to proceed with the termination of the Lease with respect to Suite 1200 and exercise all rights or remedies Landlord may have for the failure of Tenant to timely pay the additional Termination Fee payments and/or failure of the Tenant to timely surrender Suite 1200, or (ii) upon notice to Tenant, revoke the termination of the Lease with respect to Suite 1200, in which event the provisions of this Section 2.1, Section 3 and Section 4 shall be of no further force or effect, Landlord shall be entitled to retain all installments of the Termination Fee paid to date and the Lease with respect to Suite 1200 shall continue in full force and effect.

Tenant's failure to timely pay any installments of the Termination Fee due after the Surrender Deadline shall constitute a default under the Lease, and Landlord shall accordingly be entitled to exercise all rights and remedies available to it thereunder.

Notwithstanding the foregoing, so long as Tenant is not in default hereunder or under the Lease, the Termination Fee installments paid prior to the Surrender Deadline shall be credited against the Monthly Minimum Rent allocable to Suite 1200 due and owing prior to the Surrender Deadline.

2.2 Premises. Effective as of the Surrender Date, Section 1 of the Lease will be deemed to have been deleted in its entirety and replaced with the following:

"Landlord does hereby lease to Tenant those certain Premises, to wit: approximately 4,990 rsf of office space located on the first floor in Suite 100 (4,990 rsf) as outlined on Exhibit A attached to this Amendment (hereafter called the "**Premises**") being situated within the project known as the "Metropolitan Park West Tower". The usable square foot area of Suite 100 is 4,825 square feet and the current load factor per 1996 BOMA is 3.42%."

2.3 Tenant's Prorata Share. Effective as of Surrender Date, Section 10 of the Lease is hereby amended as follows: Tenant's prorata share of Operating Expenses will be 1.48%.

3. Extended Term; Renewal Option; Condition of Premises.

3.1 Extension Term. The term of the Lease is hereby extended for a period of five (5) years (the "**Extension Term**"), commencing on April 1, 2009 (the "**Extension Commencement Date**") and terminating on March 31, 2014 (the "**Lease Termination Date**"), unless sooner terminated pursuant to the Lease or extended pursuant to this Amendment. As

used in the Lease and this Amendment, the "**Term**" of the Lease shall include the initial term as extended by the Extension Term and the "Renewal Term" (as defined below), if applicable.

3.2 Base Rent Determination For Extension Term. The Base Rent to be paid during the Extension Term shall be equal to the Prevailing Market Rental, as hereinafter defined. As used herein, the term "**Prevailing Market Rental**" for the Premises shall mean the rental and all other monetary payments and escalation that Landlord could obtain from other existing tenants desiring to renew a lease for the Premises for the Extension Term, taking into account the size of the Premises, the type and quality of tenant improvements, the location and floor levels of the Premises, the quality of construction of the Building and the Premises, the services provided under the terms of this Lease, the rental then being obtained for leases of space comparable to the Premises in downtown Seattle, Washington for renewal tenants, and all other factors that would be relevant to a third party desiring to renew a lease for the Premises for the Extension Term in determining the rental such party would be willing to pay therefor. Notwithstanding anything herein to the contrary, the Base Rent during the Extension Term shall be the greater of either (1) the amount of the Base Rent payable by Tenant immediately preceding the commencement of the Extension Commencement Date, or (2) the Prevailing Market Rental as determined below.

Six (6) months prior to the Extension Commencement Date, Landlord and Tenant shall commence negotiations to agree upon the Prevailing Market Rental applicable thereto. If Landlord and Tenant are unable to reach agreement on Prevailing Market Rental within ten (10) days after the date negotiations commence, then Prevailing Market Rental shall be determined as follows:

(a) If Landlord and Tenant are unable to agree on Prevailing Market Rental within said ten (10) day period, then within five (5) days thereafter, Landlord and Tenant shall each simultaneously submit to the other in a sealed envelope its good faith estimate (the "**Estimates**") of the Prevailing Market Rental. If the higher of such estimates is not more than one hundred five percent (105%) of the lower of such estimates, then the Prevailing Market Rental shall be the average of the two (2) estimates.

(b) If the matter is not resolved by the exchange of estimates as provided in Subsection 3.2(a) above, then either Landlord or Tenant may, by written notice to the other on or before five (5) days after the exchange, require that the disagreement be resolved by arbitration. Within seven (7) days after such notice, the parties shall select as an arbitrator a mutually acceptable MAI appraiser with experience in real estate activities, including at least ten (10) years experience in appraising office space in downtown Seattle, Washington. If the parties cannot agree on an appraiser, then, within a second period of seven (7) days, each party shall select an independent MAI appraiser meeting the aforementioned criteria, and, within a third period of seven (7) days, the two appointed appraisers shall select a third appraiser meeting the aforementioned criteria and the third appraiser shall determine the Prevailing Market Rental pursuant to Subsection 3.2(c). below. If one party shall fail to make such appointment within said second seven (7) day period, then the appraiser chosen by the other party shall be the sole arbitrator.

(c) Once the arbitrator (the "**Determining Appraiser**") has been selected as provided for in Subsection 3.2(b) above, the Determining Appraiser shall make an independent determination of the Prevailing Market Rental as of the Extension Commencement Date, without reduction for concessions and including any market escalations then in effect. The Determining Appraiser will be instructed that it must choose either the Landlord's Estimate or the Tenant's Estimate and is not permitted to select any other rate. Such determination of the Prevailing Market Rental shall be made within thirty (30) days of selection of the Determining Appraiser. Each party shall be bound by this determination. All appraisal costs will be paid by the party whose suggested rate was not selected as the Prevailing Market Rental by the Determining Appraiser. The Prevailing Market Rental determination established pursuant to this Section 3.2(c) will be binding on the parties and the Lease with respect to the Premises shall be extended for the additional term unless the parties mutually agree to nullify the Extension Term and allow the Lease to terminate on its scheduled termination date.

3.3 Renewal Option. Tenant shall have the right (the "**Renewal Option**") to extend the Term for one (1) period of five (5) years (the "**Renewal Term**"). The rights set forth in this Section 3.3 are personal to the above named Tenant and shall not be transferable or assignable to any assignee of the Lease or sublessee of all or any part of the Premises. The Renewal Option shall be exercised, if at all, by written notice to Landlord on the date that is between nine (9) and twelve (12) months prior to the Lease Termination Date. The Base Rent to be paid during the Renewal Term shall be equal to the Prevailing Market Rental. Anything contained herein to the contrary notwithstanding, if Tenant is in default beyond any applicable notice and cure periods under any of the terms, covenants or conditions of this Lease, either at the time Tenant exercises the Renewal Option or at any time thereafter prior to the Renewal Term Commencement Date, Tenant shall have no rights hereunder to extend the Term of the Lease. Notwithstanding anything herein to the contrary, the Base Rent during the Renewal Term shall be the greater of either (1) the amount of the Base Rent payable by Tenant immediately preceding the commencement of the Renewal Term, or (2) the Prevailing Market Rental.

On or before five (5) days after the Tenant provides Landlord notice of Tenant's exercise of the Renewal Option, Landlord and Tenant shall commence negotiations to agree upon the Prevailing Market Rental applicable thereto. If Landlord and Tenant are unable to reach agreement on Prevailing Market Rental within ten (10) days after the date negotiations commence, then Prevailing Market Rental shall be determined in accordance with the procedures set forth in Subsection 3.2.

3.4 Condition of Premises. Tenant currently occupies the Premises pursuant to the Lease. Accordingly, effective on the date of this Amendment, Tenant hereby agrees, subject to the following sentence, to accept the Premises for the Extension Term in its "AS-IS" condition and acknowledges that Landlord has no obligation to provide or pay for any improvement work, repair, restoration or refurbishment of the Premises. Notwithstanding the foregoing, Landlord represents and warrants to Tenant that (a) all water intrusion and related conditions that occurred within the Premises prior to the date hereof have been remedied and the damage to the Premises resulting therefrom (including the presence of any mold within the

Premises) has been remediated and repaired and (b) all defects within the Building (including sealing, caulking, flashing and design defects) giving rise to such water intrusion and related conditions (collectively, the "**Water Intrusion Defects**") have been corrected and repaired, and to the extent any Water Intrusion Defects prove not to have been corrected and repaired Landlord shall immediately at its own cost and without expense or inconvenience to Tenant take all steps necessary to correct and repair the same. Tenant acknowledges that neither Landlord nor any employee or agent of Landlord has made any representation or warranty, except as otherwise expressly provided in this Amendment, with respect to the Premises or any portion thereof, the Building's parking facilities, the Building's common areas or any related real property (collectively referred to herein as the "**Project**"), including, without limitation, any representation or warranty with respect to the suitability or fitness of the Premises or any other portion of the Project, for the conduct of Tenant's business.

4. Taxes, Operating Expenses and Additional Rent for Extension Term. The following provisions shall be effective from and after the Extension Term Commencement Date and continuing through the end of the Term:

4.1 Taxes. Notwithstanding anything in the Lease to the contrary, during the Extension Term, Tenant shall, in addition to all other sums due under this Lease, pay Landlord an amount equal to Tenant's Pro rata Share of Taxes in excess of the amount of Taxes paid by Landlord during the calendar year 2009 ("**Base Tax Year**"). "**Taxes**" shall mean all federal, state, county, or local governmental or municipal taxes, fees, charges or other impositions of every kind and nature, whether general, special, ordinary or extraordinary, including without limitation, real estate taxes, general and special assessments, transit taxes, water and sewer rents, taxes based upon the receipt of rent including gross receipts or sales taxes applicable to the receipt of rent or service or value added taxes (unless such taxes are assessed against or levied upon Tenant's fixtures, furnishings, equipment, and personal property located in the Premises or Tenant's possession, leasing, operation, management, maintenance, repair, use or occupancy of the Premises or any Tenant additions, changes, alterations or improvements to the Premises or any Systems and Equipment (as defined below), all of which taxes Tenant shall pay prior to delinquency), personal property taxes imposed upon the fixtures, machinery, equipment, apparatus, Systems and Equipment, appurtenances, furniture and other personal property used in connection with the Property which Landlord shall pay during any calendar year, any portion of which occurs during and is properly allocable to the Term because of or in connection with the ownership, leasing and operation of the Property or Landlord's interest therein; provided, however, that Taxes for any year shall not include any of the foregoing items to the extent they may properly be allocated to or may be paid in another year (for example, in the case of an assessment that may be paid either in a lump sum in a single year or in installments over a period of years, only the minimum annual installment shall be included within "Taxes" for any year). Notwithstanding the foregoing, there shall be excluded from Taxes all excess profits taxes, franchise taxes, gift taxes, capital stock taxes, inheritance and succession taxes, estate taxes, federal and state income taxes, and other taxes to the extent applicable to Landlord's general or net income (as opposed to rents, receipts or income attributable to operations at the Property). If the method of taxation of real estate prevailing at the time of execution hereof shall be, or has been altered, so as to cause the whole or any part of the taxes now, hereafter or heretofore levied, assessed or imposed on real estate to be levied, assessed or imposed on Landlord, wholly or

partially, as a capital levy or otherwise, or on or measured by the rents received therefrom, then such new or altered taxes attributable to the Property shall be included within the term "Taxes" except that the same shall not include any enhancement of said tax attributable to other income of Landlord. Any expenses incurred by Landlord in attempting to protest, reduce or minimize Taxes shall be included in Taxes in the calendar year such expenses are paid. Tax refunds may be deducted from Taxes in the year they are received by Landlord unless they are received in the Base Tax Year in which case they shall be deducted from Taxes for the tax year(s) for which the refunds were claimed. If Taxes for the Base Tax Year are reduced as the result of protest, or by means of agreement, or as the result of legal proceedings or otherwise, Landlord may adjust Tenant's obligations for Taxes in all years following the Base Tax Year, and Tenant shall pay Landlord within thirty (30) days after notice any additional amount required by such adjustment for any such years or portions thereof that have theretofore occurred. If Taxes for any period during the Term or any extension thereof, shall be increased after payment thereof by Landlord, for any reason, including without limitation error or reassessment by applicable governmental or municipal authorities, Tenant shall pay Landlord upon demand Tenant's Pro rata Share of such increased Taxes. Tenant shall pay increased Taxes whether Taxes are increased as a result of increases in the assessments or valuation of the Property (whether based on a sale, change in ownership or refinancing of the Property or otherwise), increases in the tax rates, reduction or elimination of any rollbacks or other deductions available under current law, scheduled reductions of any tax abatement, as a result of the elimination, invalidity or withdrawal of any tax abatement, or for any other cause whatsoever. Notwithstanding the foregoing, if any Taxes shall be paid based on assessments or bills by a governmental or municipal authority using a fiscal year other than a calendar year, Landlord shall average the assessments or bills for the subject calendar year, based on the number of months of such calendar year included in each such assessment or bill. As used in this Lease, (i) "**Property**" shall mean the Building, and any common or public areas or facilities, easements, corridors, lobbies, sidewalks, loading areas, driveways, landscaped areas, sky-walks, parking garages and lots, and any and all other structures or facilities operated or maintained in connection with or for the benefit of the Building, and all parcels or tracts of land on which all or any portion of the Building or any of the other foregoing items are located, and any fixtures, machinery, equipment, apparatus, Systems and Equipment, furniture and other personal property located thereon or therein and used in connection therewith, whether title is held by Landlord or its affiliates, and (ii) "**Systems and Equipment**" shall mean any plant, machinery, transformers, duct work, cable, wires for Landlord use, and other equipment, facilities, and systems designed to supply heat, ventilation, air conditioning and humidity or any other services or utilities, or comprising or serving as any component or portion of the electrical, gas, steam, plumbing, sprinkler, Landlord communications, alarm, security, or fire/life/safety systems or equipment, or any other mechanical, electrical, electronic, computer or other systems or equipment for the Property.

4.2 Operating Expenses. Notwithstanding anything in the Lease to the contrary, during the Extension Term, Tenant shall, in addition to all other sums due under this Lease, pay Landlord an amount equal to Tenant's Pro rata Share of Operating Expenses in excess of the amount of Operating Expenses paid by Landlord during the calendar year 2009 ("**Base Expense Year**"). "**Operating Expenses**" shall mean all costs of operation and maintenance attributable to the Property as determined by standard accounting practices (other than Taxes), including, without limitation, the following costs by way of illustration: common area operation

and maintenance charges; water and sewer charges; the cost of insurance (including any deductible and/or self-insured retention amount) which Landlord elects to maintain with respect to the Property including the parking facilities therein, and/or the operation thereof, including, without limitation, rental income insurance and all other forms of insurance; utilities; janitorial services; security; labor; utilities surcharges; the cost of any capital improvements or costs for other improvements made to the Building, (i) required by a governmental entity for energy conservation, life safety or other purposes, or (ii) made by Landlord to reduce Operating Expenses; provided, however, that if any such cost described in clause (i) or (ii) above is a capital expenditure, such cost shall be amortized, with interest on the unamortized amount at one percent (1%) in excess of the prime rate, or such higher rate as may have been paid by Landlord on borrowed funds, over the shorter of (1) its useful life as Landlord may reasonably determine, or (2) the period of the savings in Operating Expenses; costs incurred in the management of the Property, if any; the fair market rental value of any onsite building management office, market rate management fees for independent contractors (unaffiliated with Landlord) performing management services, wages and salaries of employees to the extent employed in the management, operation and maintenance of the Property, payroll taxes and similar governmental charges with respect thereto; legal and accounting fees incurred in connection with the operation, maintenance and administration of the Property which are acceptable under generally accepted accounting principles; air conditioning; waste disposal; heating; ventilating; elevator maintenance; supplies; materials; equipment; tools; and maintenance costs and upkeep of all common areas, including, without limitation, the cost and expense of maintenance, repair operations and upkeep of the parking facilities in the Property (to the extent that costs of such maintenance, repair operations and upkeep is not paid by any operator of the parking facilities pursuant to a parking management contract with Landlord). Operating Expenses shall not include (1) the initial construction costs of the Property, the costs of providing the tenant improvements to Tenant or any other tenant, or the depreciation of such costs; (2) debt service (including, without limitation, interest, principal and any impound payments) required to be made on any Mortgage (as defined below) other than financing costs for capital expenditures set forth in the immediately preceding sentence; (3) any rent payable under any ground lease now or hereafter affecting the Property; (4) capital expenditures except as specifically included in the immediately preceding sentence; (5) specific costs incurred for the account of specific tenants of the Property; (6) depreciation on the Building or the Property; (7) attorneys' fees and expenses incurred in connection with lease negotiations, disputes or litigation with prospective tenants or with existing tenants under other leases demising space in the Property; (8) advertising expenses; (9) real estate broker's or other leasing commissions, advertising and promotional expense, and other costs associated with marketing space within the Property; (10) the cost of any item to the extent Landlord is entitled to receive reimbursement for that cost from any other tenant occupying space within the Property or any other third party or from the proceeds of any insurance; (11) the overhead and profit increment paid to affiliates of Landlord for goods and services used in the operation of the Property to the extent that they exceed the corresponding amounts that unaffiliated third parties would charge for providing those goods and services on a competitive basis; (12) costs of selling, syndicating, financing or mortgaging any part of or interest in the Property; (13) Landlord's overhead costs, including, without limitation, wages, salaries, fees and fringe benefits Landlord pays to any of its headquarters' administrative or executive personnel or officers above the level of general manager, the cost of equipment and supplies, accounting and legal fees, rent and occupancy costs, and any other costs associated

with the operation and internal organization and function of Landlord as a business entity; (14) the costs of defending or prosecuting litigation with any party, including, without limitation, mortgagees; (15) costs of correcting any latent structural defects that occurred in connection with the construction of the Property as well as any damage resulting from such latent structural defects; (16) costs, including, without limitation, fines, penalties and legal fees, that Landlord incurs by virtue of the violation by Landlord, or by any of Landlord's constituent members, officers, employees or agents, of any law or ordinance; (17) penalties for late payment; (18) contributions to operating costs reserves for costs of a capital nature; and (19) contributions to charitable organizations. Notwithstanding the foregoing definitions, as to each specific category for which one or more tenants of the Property either pays directly to third parties or specifically reimburses Landlord (e.g., separately metered utilities, separately contracted janitorial service, property taxes directly reimbursed to Landlord, etc.), the amounts for which such tenants are obligated with respect thereto shall not be included in Operating Expenses for purposes of this definition and, for each such specific category of Operating Expenses, Tenant's Pro rata Share shall be adjusted by excluding from the calculation thereof the rentable area of all tenants obligated to pay such category of Operating Expenses directly to third parties or reimbursing the same directly to Landlord.

4.3 Tenant's Pro rata Share. **"Tenant's Pro rata Share"** of Taxes and Operating Expenses shall mean and be the rentable area of the Premises divided by the rentable area of the Property. Tenant's Pro Rata Share is 1.48%. Except as provided expressly to the contrary herein, the **"rentable area of the Property"** shall include all rentable area of all space leased or available for lease at the Property, which Landlord may reasonably re-determine from time to time, to reflect re-configurations, additions or modifications to the Property. With respect to all Operating Expenses that vary with occupancy, the actual costs thereof for the Base Expense Year and for each year thereafter shall be adjusted to reflect Operating Expenses as if the Building had been one hundred percent (100%) occupied. If the Property or any development of which it is a part, shall contain non-office uses, Landlord shall have the right to determine in accordance with sound accounting and management principles, Tenant's Pro rata Share of Taxes and Operating Expenses for only the office portion of the Property or of such development, in which event, Tenant's Pro rata Share shall be based on the ratio of the rentable area of the Premises to the rentable area of such office portion. Similarly, if the Property shall contain tenants who do not participate in all or certain categories of Taxes or Operating Expenses on a pro rata basis, Landlord may exclude the amount of Taxes or Operating Expenses, or such categories of the same, as the case may be, attributable to such tenants, and exclude the rentable area of their premises, in computing Tenant's Pro rata Share.

4.4 Manner of Payment. During the Extension Term, Taxes and Operating Expenses shall be paid in the following manner:

(i) Landlord may reasonably estimate in advance the amounts Tenant shall owe for Taxes and Operating Expenses for any full or partial calendar year of the Term. In such event, Tenant shall pay such estimated amounts, on a monthly basis, on or before the first day of each calendar month, together with Tenant's payment of Base Rent. Such estimate may be reasonably adjusted from time to time by Landlord.

(ii) Within one hundred twenty days (120) days after the end of each calendar year, or as soon thereafter as practicable, Landlord shall provide a statement (the "**Statement**") to Tenant showing: (1) the amount of actual Taxes and Operating Expenses for such calendar year, with a listing of amounts for major categories of Operating Expenses, and such amounts for the Base Expense Year and Base Tax Year, (2) any amount paid by Tenant towards Taxes and Operating Expenses during such calendar year on an estimated basis, and (3) any revised estimate of Tenant's obligations for Taxes and Operating Expenses for the current calendar year.

(iii) If the Statement shows that Tenant's estimated payments were less than Tenant's actual obligations for Taxes and Operating Expenses for such year, Tenant shall pay the difference. If the Statement shows an increase in Tenant's estimated payments for the current calendar year, Tenant shall pay the difference between the new and former estimates, for the period from January 1 of the current calendar year through the month in which the Statement is sent. Tenant shall make such payment within thirty (30) days after Landlord sends the Statement.

(iv) If the Statement shows that Tenant's estimated payments exceeded Tenant's actual obligations for Taxes and Operating Expenses, Tenant shall receive a credit for the difference against payments of Rent next due. If the Term shall have expired, Tenant shall receive a refund of such difference after deducting the amount of any Rent and any other payments due Landlord, within thirty (30) days after Landlord sends the Statement, which refund shall be sent to Tenant's last known address.

(v) So long as Tenant's obligations hereunder are not materially adversely affected thereby, Landlord reserves the right to reasonably change, from time to time, the manner or timing of the foregoing payments. In lieu of providing one Statement covering Taxes and Operating Expenses, Landlord may provide separate statements, at the same or different times. No delay by Landlord in providing any Statement (or separate statements) shall be deemed a default by Landlord or a waiver of Landlord's right to require payment of Tenant's obligations for actual or estimated Taxes or Operating Expenses. In no event shall a decrease in Taxes or Operating Expenses below the Base Tax Year amount or Base Expense Year amount, as applicable, ever decrease the monthly Base Rent, or give rise to a credit in favor of Tenant.

(vi) Tenant may, within six (6) months after receiving Landlord's Statement, give Landlord written notice ("**Review Notice**") that Tenant intends to have Landlord's records of the Operating Expenses and/or Taxes for the calendar year covered by the Statement reviewed (the "**Review**") by an independent certified public accountant (which accountant shall be a member of a nationally recognized or reputable local or regional accounting firm and working on a non-contingency fee basis) ("**Tenant's Accountant**"). Within a reasonable time after receipt of the

Review Notice, Landlord shall make available and, upon request, provide photocopies to Tenant's Accountant during normal business hours all pertinent records with respect to the Operating Expenses and Taxes for the calendar year that is the subject of the Review Notice and that are reasonably necessary for Tenant's Accountant to conduct the Review. If any records are maintained at a location other than the office of the Building, Tenant's Accountant may either inspect the records at such other location or Tenant may pay for the reasonable cost of copying and shipping the records. Except as otherwise expressly hereinafter provided, Tenant shall be solely responsible for all costs, expenses and fees incurred for the Review. Within forty-five (45) days after the records are made available to Tenant's Accountant, Tenant shall have the right to give Landlord written notice (an "**Objection Notice**") stating in reasonable detail any objection to Landlord's Statement of Operating Expenses and/or Taxes for that year, as applicable. In any event Tenant shall provide Landlord with a copy of the results of the Review within thirty (30) days after completion thereof. If Tenant fails to provide Landlord with a Review Notice with respect to the Statement of Operating Expenses and/or Taxes for any calendar year within the six (6) month period described above, or fails to give Landlord an Objection Notice within the forty-five (45) day period described above, or fails to provide Landlord with a copy of the results of the Review within the thirty (30) day period described above, Tenant shall be deemed to have approved Landlord's Statement of Operating Expenses and/or Taxes, as applicable, and shall be barred from raising any claims regarding the Operating Expenses and/or Taxes, for that year (except in cases where Tenant learns of or obtains information in Landlord's possession not previously provided to Tenant and relevant in material respect to the calculation of Operating Expenses or Taxes for that year or where any change in Operating Expenses and/or Taxes sought by Landlord). If Tenant provides Landlord with a timely Review Notice, Objection Notice and a copy of the Review, a certification as to the proper amount shall be made, at Tenant's expense, by Landlord's independent certified public accountant, which certification shall be final and conclusive, absent manifest error. If Operating Expenses and/or Taxes for the calendar year are less than reported, Landlord shall provide Tenant with a credit against the payment of Rent next due in the amount of the overpayment by Tenant; provided, however, if the Term shall have expired, then any overpayment for which Tenant may otherwise have received a credit shall be refunded to Tenant within thirty (30) days after receipt of said certification at Tenant's last known address after deducting the amount of Rent and any other payments due. Likewise, if Landlord and Tenant determine that Operating Expenses and/or Taxes for the calendar year are greater than reported, Tenant shall pay Landlord the amount of any underpayment within thirty (30) days. In no event shall Tenant be permitted to examine Landlord's records or to dispute any Statement of Operating Expenses and/or Taxes if Tenant is in breach or default of its obligation to pay rent under this Lease. Tenant acknowledges and agrees that any records reviewed under this provision constitute confidential information that shall not be disclosed to anyone other than Tenant's Accountant and other advisors and the principals of Tenant who receive the results of such

Review. Tenant further agrees that the disclosure of information to any other Person (except in connection with the resolution of any dispute or as required by order of any court or other authority), whether by Tenant or anyone acting on behalf of Tenant, shall constitute a material breach of this Lease. Notwithstanding Tenant's obligation hereunder to pay all costs, expenses and fees of the Review, if it is determined that Landlord's Statement for the calendar year under Review is in error in Landlord's favor by more than five percent (5%), Landlord shall pay up to $1,000 of Tenant's reasonable costs, expenses and fees of the Review.

(vii) Proration. If the Term commences other than on January 1, or ends other than on December 31, Tenant's obligations to pay estimated and actual amounts towards Taxes and Operating Expenses for such first or final calendar years shall be prorated to reflect the portion of such years included in the Term. Such proration shall be made by multiplying the total estimated or actual (as the case may be) Taxes and Operating Expenses, for such calendar years, as well as the Base Tax Year amount and Base Expense Year amount, by a fraction, the numerator of which shall be the number of days of the Term during such calendar year, and the denominator of which shall be 365.

(viii) Base Year Adjustments. Landlord may exclude from the Base Expense Year any non-recurring items, including capital expenditures otherwise permitted as Operating Expenses under the Lease (and shall only include the amortization of such expenditures in subsequent years' Operating Expenses, including any remaining amortization of permitted capital expenditures made prior to or after the Extension Commencement Date). If Landlord eliminates from any subsequent year's Operating Expenses a recurring category of expenses previously included in the Base Expense Year, Landlord may subtract such category from the Base Expense Year commencing with such subsequent year.

(ix) Rent and Other Charges. Base Rent, Taxes, Operating Expenses, and any other amounts which Tenant is or becomes obligated to pay Landlord under this Lease or other agreement entered in connection herewith, are sometimes herein referred to singularly or collectively as **"Rent,"** and all remedies applicable to the non-payment of rent shall be applicable thereto. All Rent, and all other amounts payable to Landlord by Tenant pursuant to the provisions of this Lease, shall be paid to Landlord, without notice, demand, abatement, deduction or offset, in lawful money of the United States at Landlord's office in the Property or to such other person or at such other place as Landlord may designate from time to time by written notice given to Tenant. No payment by Tenant or receipt by Landlord of a lesser amount than the correct Rent due hereunder shall be deemed to be other than a payment on account; nor shall any endorsement or statement or any check or any letter accompanying any check or payment be deemed to effect or evidence an accord and satisfaction; and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance or pursue any other remedy in this Lease or at law or in equity provided."

5. Assignment and Subletting. Section 13 of the Lease is hereby deleted in its entirety and replaced with the following:

"13. Assignment and Subletting.

(a) Transfers. Tenant shall not, without the prior written consent of Landlord, which consent will not be unreasonably withheld or delayed: (i) assign, mortgage, pledge, hypothecate, encumber, or permit any lien to attach to, or otherwise transfer, this Lease or any interest hereunder, by operation of law or otherwise, (ii) sublet the Premises or any part thereof, or (iii) permit the use of the Premises by any Persons other than Tenant and its employees [each a "**Transfer**" and all of the foregoing are sometimes referred to collectively as "**Transfers**" (including the correlative meanings thereof)] and any Person to whom any Transfer is made or sought to be made is hereinafter sometimes referred to as a "**Transferee**"). If Tenant shall desire Landlord's consent to any Transfer, Tenant shall notify Landlord in writing, which notice shall include: (1) the proposed effective date (which shall not be less than thirty (30) nor more than one hundred eighty (180) days after Tenant's notice), (2) the portion of the Premises to be Transferred (herein called the "**Subject Space**"), (3) the terms of the proposed Transfer and the consideration therefor, including the name and address of the proposed Transferee and its officers, directors, managers, principals and holders of twenty-five percent (25%) or more of the equity interest in the proposed Transferee, a calculation of the "Transfer Premium" (as defined below), if any, and a copy of all documentation pertaining to the proposed Transfer, (4) current financial statements of the proposed Transferee certified by an officer, partner, manager or owner thereof and any other information reasonably requested by Landlord to enable Landlord to determine the financial responsibility, character, and reputation of the proposed Transferee, nature of such Transferee's business and proposed use of the Subject Space, (5) an executed estoppel certificate from Tenant substantially in the form of Exhibit H, and (6) such other information as Landlord may reasonably require. Any Transfer made without complying with this Section shall, at Landlord's option, be null, void and of no effect, or shall constitute a "Default" (as defined below) under this Lease for which there shall be no cure right on the part of Tenant. Whether or not Landlord shall grant consent, Tenant shall pay One Thousand Dollars ($1,000) towards Landlord's review and processing expenses, as well as any reasonable legal fees incurred by Landlord, within thirty (30) days after written request by Landlord.

(b) Transfer Premium. If Landlord consents to a Transfer, and as a condition thereto which the parties hereby agree is reasonable, Tenant shall pay Landlord fifty percent (50%) of any "Transfer Premium" (as defined below) derived by Tenant from such Transfer. "**Transfer Premium**" shall mean all rent, additional rent, key money, bonus money or other consideration paid by such Transferee in excess of the Base Rent, Operating Expenses and Taxes payable by Tenant under this Lease (on a monthly basis during the Term, and on a per

rentable square foot basis, if less than all of the Premises is transferred), after deducting the reasonable out-of-pocket expenses incurred by Tenant for any changes, alterations and improvements to the Premises, any other economic concessions or services provided to the Transferee, and any customary market rate, third-party brokerage commissions paid by Tenant in connection with the Transfer. Transfer Premium shall also include any payment in excess of fair market value for any assets, fixtures, inventory, equipment or furniture transferred to the Transferee. If part of the consideration for such Transfer shall be payable other than in cash, Landlord's share of such non-cash consideration shall be in such form as is reasonably satisfactory to Landlord. The percentage of the Transfer Premium due Landlord hereunder shall be paid within ten (10) days after Tenant receives any Transfer Premium from the Transferee. The provisions of this Section 13(b) shall apply regardless of whether or not such Transfer is made in compliance with the provisions of this Lease. Any payments made to Landlord pursuant to this Section 13(b) shall not cure any breach or default under this Lease arising from such Transfer. Tenant shall not structure a Transfer which is subject to this Section 13(b) solely for the purpose of reducing or delaying the amount payable to Landlord under this Section 13(b), nor shall Tenant take any other steps solely for the purpose of circumventing its obligation to pay amounts to Landlord under this Section 13(b); and in the event that Tenant does the same, the amount payable to Landlord under this Section 13(b) shall be the amount that would have been payable to Landlord had the same not occurred.

(c) Recapture. Notwithstanding anything to the contrary contained in this Section, Landlord shall have the option, by giving written notice to Tenant within ten (10) business days after receipt of Tenant's notice of any proposed Transfer, to recapture the Subject Space. Such recapture notice shall cancel and terminate this Lease with respect to the Subject Space as of the date stated in Tenant's notice as the effective date of the proposed Transfer. If this Lease shall be canceled with respect to less than the entire Premises, the Rent reserved herein shall be prorated on the basis of the number of rentable square feet retained by Tenant in proportion to the number of rentable square feet contained in the Premises, this Lease as so amended shall continue thereafter in full force and effect, and upon request of either party, the parties shall execute written confirmation of the same.

(d) Terms of Consent. If Landlord consents to a Transfer: (i) the terms and conditions of this Lease, including among other things, Tenant's liability for the Premises, shall in no way be deemed to have been waived or modified, (ii) such consent shall not be deemed consent to any further Transfer by either Tenant or a Transferee, (iii) [Reserved], (iv) Tenant shall deliver to Landlord promptly after execution, an original executed copy of all documentation pertaining to the Transfer in form reasonably acceptable to Landlord, (v) Tenant shall furnish upon Landlord's request a complete statement, certified by an independent certified public accountant, or Tenant's chief financial officer, setting forth in detail the computation of any Transfer Premium

Tenant has derived and shall derive from such Transfer, and (vi) no Transfer relating to this Lease with or without the consent of Landlord shall relieve Tenant or any guarantor of this Lease from liability under this Lease. Landlord or its authorized representatives shall have the right at all reasonable times to audit the books, records and papers of Tenant relating to any Transfer, and shall have the right to make copies thereof. If the Transfer Premium respecting any Transfer shall be found understated, Tenant shall within thirty (30) days after demand pay the deficiency, and if understated by more than two percent (2%), Tenant shall pay Landlord's costs of such audit. Any sublease hereunder shall be subordinate and subject to the provisions of this Lease, and if this Lease shall be terminated during the term of any sublease, Landlord shall have the right to: (1) treat such sublease as canceled and repossess the Subject Space by any lawful means, or (2) require that such subtenant attorn to and recognize Landlord as its landlord under any such sublease. If Tenant shall default and fail to cure within the time permitted for cure under the Lease, Landlord is hereby irrevocably authorized, as Tenant's agent and attorney-in-fact, to direct any Transferee to make all payments under or in connection with the Transfer directly to Landlord (which Landlord shall apply towards Tenant's obligations under this Lease) until such default is cured.

(e) <u>Certain Transfers</u>. For purposes of this Lease, the term "Transfer" shall also include (i) if Tenant is a partnership, the withdrawal or change, voluntary, involuntary or by operation of law, of twenty-five percent (25%) or more of the partners, or a transfer of twenty-five percent (25%) or more of partnership interests, within a twelve (12) month period, or the dissolution of the partnership without immediate reconstitution thereof, (ii) if Tenant is a closely held corporation (i.e., whose stock is not publicly held and not traded through an exchange or over the counter), the dissolution, merger, consolidation or other reorganization of Tenant, or within a twelve (12) month period: (1) the sale or other transfer of twenty-five percent (25%) or more of the voting shares of Tenant (other than to immediate family members by reason of gift or death) or (2) the sale, mortgage, hypothecation or pledge of more than an aggregate of twenty-five percent (25%) of Tenant's net assets; and (iii) if Tenant is a limited liability company, the dissolution, merger, consideration or reorganization of Tenant or within a twelve (12) month period (1) the sale or other transfer of twenty-five percent (25%) of the membership interests of Tenant or (2) sale, mortgage, hypothecation or pledge of more than twenty-five percent (25%) of Tenant's net assets."

6. <u>Insurance.</u> Section 17 of the Lease is hereby amended as follows:

(a) The second sentence of Section 17.B is hereby deleted and replaced in its entirety with the following: "Tenant shall furnish Landlord with insurance certificates naming Landlord as additional insured and, upon request, copies of such policies required to be maintained hereunder."

(b) The following new Section 17.C is added to the end of Section 17 of the Lease:

"C. Landlord may, as part of Operating Expenses, maintain during the Term worker compensation insurance as required by statute, and primary, non-contributory, extended coverage or "all-risk" property damage insurance, in an amount equal to at least ninety percent (90%) of the full insurable replacement value of the Property (exclusive of the costs of excavation, foundations, underground utilities and footings, and such risks required to be covered by Tenant's insurance, and subject to reasonable deductible and/or self-insured retention amounts), or such other amount necessary to prevent Landlord from being a co-insured, and such other coverage as Landlord shall deem appropriate or that may be required by any Holder (as defined below)."

(c) The following new Section 17.D is added to the end of Section 17 of the Lease:

"D. All insurance required to be maintained by Tenant shall (i) be issued by insurance companies authorized to do insurance business in the State of Washington and rated not less than A-VII in Best's Insurance Guide, (ii) be primary insurance as to all claims thereunder and provide that any insurance covered by Landlord is excess and is non-contributing with any insurance requirement of Tenant and (iii) contain a cross-liability endorsement or severability of interest clause acceptable to Landlord. All insurance required hereunder shall be provided by responsible insurers and Tenant's insurer shall be reasonably acceptable to Landlord."

7. Subordination, Attornment and Holder Protection. Section 27 of the Lease is hereby amended as follows:

(a) Section 27.A of the Lease is deleted in its entirety and replaced with the following:

"A. Subordination.

(i) Subject to the last sentence of this subsection (i), this lease is subject and subordinate to all Mortgages. This clause shall be self operative and no further instrument of subordination shall be required by any ground or underlying lessor or any Holder. In confirmation of such subordination, Tenant shall execute promptly any certificate that Landlord may request; provided, that no such certificate shall change any rights or obligations of Tenant hereunder. The subordination of this lease to any Mortgage is given on the condition that so long as Tenant is not in default hereunder beyond any applicable notice and cure periods, the holder of the Mortgage shall recognize this Lease and not disturb Tenant hereunder in the event of foreclosure, and such nondisturbance agreement of the Mortgage holder shall be included in any certificate or subordination agreement confirming any subordination that Tenant is requested to execute.

(ii) Notwithstanding the foregoing, Tenant agrees that a Holder or other purchaser at foreclosure may elect to treat this Lease as superior to the lien of the Mortgage in any foreclosure of the Mortgage, in which case Tenant shall attorn to the Holder or other purchaser at foreclosure. All present and future Holders are intended to be, and may enforce this covenant as, third party beneficiaries."

(b) Section 27.C of the Lease is deleted in its entirety and replaced with the following:

"C. Holder's Rights. Tenant agrees that if Landlord has notified Tenant in writing of the name and address of any Holder, the following rights and benefits shall inure to the benefit of each such Holder until satisfaction of its Mortgage or expiration of this Lease:

(i) If (i) Landlord defaults in the performance of any of its obligations under this Lease and fails to cure the default and (ii) as a consequence, Tenant would have the right to an abatement or offset against the payment of Rent or the right to terminate this Lease, Tenant shall not exercise any such right without first giving notice and an opportunity to cure as described in Subsection 26.C(iv) below to the Holder(s);

(ii) Tenant shall not agree to a modification, termination or surrender of this Lease without the written consent of the Holder(s);

(iii) Tenant shall send to the Holder(s) copies of any default notices sent to the Landlord; and

(iv) If Landlord's default (1) can be cured by the payment of money, the Holder(s) shall have fifteen (15) days in the aggregate to cure the default; (2) cannot be cured by the payment of money but is curable within thirty (30) days, the Holder(s) shall have thirty (30) days in the aggregate to cure the default; and (3) cannot be cured by the payment of money and cannot be cured within thirty (30) days, the Holder(s) shall have such period of time as is necessary to cure the default provided that (a) the Holder shall notify Tenant of its intention to cure the default, (b) the Holder commences action to cure the default within twenty (20) days and (c) the Holder thereafter proceeds diligently at all times to cure the default. Notwithstanding the foregoing, in no event shall any Holder have a lesser period of time to cure a default than is granted to Landlord under this Lease."

(c) The following new Sections 27.D, 27.E and 27.F are added to the end of Section 27 of the Lease:

"D. Attornment. If any Holder or designee of Holder succeeds to Landlord's interest in the Property in which the Premises are located, then, at the request of such Holder or designee, Tenant shall attorn to such Holder or designee

but such Holder or designee (i) shall not be liable for any act or omission of Landlord under this Lease occurring prior to the conveyance of title to the Holder or its designee, (ii) shall not be subject to any offset, defense or counterclaim accruing prior to such conveyance, (iii) shall not be bound by any payment prior to such conveyance of rent for more than one month in advance (except prepayments in the nature of security for the performance by Tenant of its obligations hereunder, which security is actually transferred to the Holder or its designee, or payments of estimated Operating Expenses or Taxes), (iv) shall not be bound by an amendment or modification of this Lease made (1) after notice to Tenant of the execution of the underlying Mortgage in question and (2) without the consent of such Holder, where required, (v) shall not be bound by any covenant to perform (including, without limitation, any covenant to complete) any renovation or construction in the Premises or to pay any sums to Tenant in connection therewith, in either case arising or accruing prior to the date of such conveyance of Landlord's interest (vi) shall be liable for the performance of the other obligations of Landlord under this Lease only during the period such Holder or designee shall hold such interest in the Property and (vii) shall not be required to account for any security deposit unless the same is actually delivered to Holder or its designee.

E. Third Party Beneficiary. All present and future Holders are intended to be, and may enforce the provisions of this Section 27 as, third party beneficiaries, before or after foreclosure of the Mortgage(s) held by them.

F. Definitions. As used in this Lease, the following terms shall have the following meanings:

(i) **"Holder"** shall mean the holder of any Mortgage at the time in question, and where such Mortgage is a ground lease, such term shall refer to the ground lessor.

(ii) **"Mortgage"** shall mean all mortgages, deeds of trust, security deeds, ground or underlying leases, and other such security instruments or encumbrances now or hereafter placed upon the Property or Building, or any part thereof, and all renewals, modifications, consolidations, spreaders, replacements or extensions thereof, and all indebtedness now or hereafter secured thereby and all interest thereon.

(iii) **"Person"** shall mean an individual, trust, partnership, joint venture, association, corporation, limited liability company and any other entity."

8. Alterations. Tenant hereby acknowledges that with respect to Suite 100, the phrase "alterations, additions and improvements" in Section 14 of the Lease includes, without limitation, any communications or computer wires, cables and related devices.

9. Form of Tenant's Estoppel Certificate. A new Exhibit H (Form of Tenant's Estoppel Certificate), attached to this Amendment as Exhibit B, is hereby attached to and made a part of the Lease.

10. Landlord; Additional Insured and Notices. For purposes of Tenant's insurance obligations set forth in Section 17.B of the Lease, additional insureds shall be Landlord (i.e., Met Park West IV, L.L.C., a Delaware limited liability company, and any other party of parties Landlord so specifies). Landlord's address for purposes of notices (as such address was originally set forth in Section 3 of the Lease) is hereby amended to the following:

Met Park West IV, L.L.C.
c/o Wright Runstad & Company
1100 Olive Way, Suite 1020
Seattle, Washington 98101
Attention: Property Manager

With a copy to:

Met Park West, L.L.C.
c/o Walton Street Capital, L.L.C.
900 North Michigan Avenue, Suite 1900
Chicago, Illinois 60611
Attention: Doug Welker

And to:

Pircher, Nichols & Meeks
1925 Century Park East, Suite 1700
Los Angeles, California 90067
Attention: Real Estate Notices (SCS/KMH)

11. Broker. Landlord and Tenant hereby represent and warrant to each other that they have had no dealings with any real estate broker or agent in connection with the negotiation of this Amendment, excepting only GVA Kidder Mathews (representing Tenant) and Urbis Partners, LLC (representing Landlord) (collectively, the "**Brokers**") (the commissions of the Brokers, if any, shall be the responsibility of Landlord pursuant to a separate written agreement or agreements), and that they know of no other real estate broker or agent who is entitled to a commission in connection with this Amendment. Each party agrees to indemnify and defend the other party against and hold the other party harmless from any and all claims, demands, losses, liabilities, lawsuits, judgments, and costs and expenses (including without limitation reasonable attorneys' fees) with respect to any leasing commission or equivalent compensation alleged to be owing on account of any dealings with any real estate broker or agent, other than the Brokers, occurring by, through, or under the indemnifying party. Each party signing this document confirms that the prior oral and/or written disclosure of agency was provided to him/her in this transaction (as required by WAC 308-124D-040).

12. Miscellaneous.

12.1 Ratification. Except as specifically amended or modified herein, each and every term, covenant, and condition of the Lease as amended hereby is ratified and shall remain in full force and effect. To the extent any conflict arises between the Lease and this Amendment,

this Amendment shall govern. Landlord and Tenant each certify to the other, that as of the date hereof, to the best of their actual knowledge, (i) no defenses or offsets exist to the enforcement of the Lease by either party, (ii) neither Tenant nor Landlord is in default in the performance of the Lease or any provisions contained therein, and (iii) neither Tenant nor Landlord has committed any breach of the Lease, nor has any default occurred which, with the passage of time or the giving of notice or both, would constitute a default or a breach by Tenant or Landlord under the Lease. Tenant's actual knowledge, for the purposes of this Section 12.1, shall mean the actual knowledge, without any review of file materials or any other duty of inquiry, of James Mann, Facilities Manager. Landlord's actual knowledge, for the purposes of this Section 12.1, shall mean the actual knowledge, without any review of file materials or any other duty of inquiry, of Barb Congleton at Wright Runstad & Company.

12.2 Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the parties hereto, their legal representatives, successors and permitted assigns.

12.3 Governing Law. This Amendment shall be interpreted and construed in accordance with the law of the State of Washington.

12.4 Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

12.5 Facsimile or Electronic Signatures. When this Amendment is signed by Landlord or Tenant, Landlord or Tenant may deliver this Amendment to the other party via electronic facsimile (**"Fax"**) or other electronic means. Fax or electronic signatures shall be as valid and binding upon the parties as are original ink signatures. If a party (referred to in the remainder of this Section 12.5 as the **"Sender"**) (whether Landlord or Tenant) who receives a signed Amendment from the other (whether such signed Amendment is an original document or an electronic or Fax copy) signs this Amendment and returns via Fax or other electronic means only the signature page of this Amendment to the other party (referred to in the remainder of this Section 12.5 as the **"Receiver"**), then the sending of the signature page shall constitute a declaration by the Sender that this Amendment has been signed in the form and content received by the Sender without modification unless the Sender simultaneously notifies the Receiver that the Sender has made revisions to this Amendment and sends the revised pages or a letter describing the revisions along with the signature page. The Fax or electronic signature shall not be deemed binding upon the parties if the Receiver notifies the Sender that the Receiver rejects any part of or all of the revisions made to this Amendment by the Sender. Without in any way affecting the validity or finality of this Amendment, the Receiver of a Fax or other electronic copy of this Amendment or signature page may request that the Sender sign and return one or more original ink counterparts of this Amendment with the Sender's signature notarized and witnessed, or attested if applicable, and the Sender shall promptly comply with the request.

12.6 Effectiveness of Agreement. In no event shall any draft of this Amendment create any obligations or liabilities, it being intended that only a fully-executed copy

of this Amendment delivered by the parties hereto on or before 5:00 p.m. Pacific time on April 26, 2006 will bind the parties hereto.

[*Rest of page intentionally left blank; signature page follows*]

[Signature Page to Amendment to Lease between Met Park West IV, L.L.C. and Targeted Genetics Corporation]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

LANDLORD:

MET PARK WEST IV, L.L.C.,
a Delaware limited liability company

By: Met Park West Mezz IV, L.L.C.,
a Delaware limited liability company
Its Sole Member

By: Walton REIT Holdings IV, L.L.C.,
a Delaware limited liability company
Its Sole Member

By: Walton REIT IV, L.L.C.,
a Delaware limited liability company
Its Managing Member

By: Walton Street Real Estate Fund IV, L.P.
a Delaware limited partnership
Its Managing Member

By: Walton Street Managers IV, L.P.,
a Delaware limited partnership
Its General Partner

By: WSC Managers IV, Inc.,
a Delaware corporation
Its General Partner

By: [signature]
Name: [illegible]
Title: V.P.

Date Signed: 4/28/06, 2006

TENANT:

TARGETED GENETICS
CORPORATION,
a Washington corporation

By: [signature]
Name: H. Stewart Parker
Title: Pres & CEO

Date Signed: 4-19, 2006

LEGAL APPROVED

5642714 8

[Met Park West]
[Targeted Genetics]

STATE OF Illinois }
} ss.
COUNTY OF Cook }

I certify that I know or have satisfactory evidence that the person appearing before me and making this acknowledgment is the person whose true signature appears on this document.

On this [illegible] day of April, 2006, before me personally appeared [illegible], to me known to be the VP of WSC Managers IV, Inc., a Delaware corporation, that executed the within and foregoing instrument as General Partner of Walton Street Managers IV, L.P., a Delaware limited partnership, the General Partner of Walton Street Real Estate Fund IV, L.P., a Delaware limited partnership, the Managing Member of Walton REIT IV, L.L.C., a Delaware limited liability company, the Managing Member of Walton REIT Holdings IV, L.L.C., a Delaware limited liability company, the Sole Member of Met Park West Mezz IV, L.L.C., a Delaware limited liability company, the Sole Member of MET PARK WEST IV, L.L.C., a Delaware limited liability company, the company that executed the within and foregoing instrument, and acknowledged the said instrument to be the free and voluntary act and deed of said joint venture, for the uses and purposes therein mentioned, and on oath stated that he/she was authorized to execute said instrument.

WITNESS my hand and seal hereto affixed the day and year first above written.

Official Seal
Susan Elaine Houchin
Notary Public State of Illinois
My Commission Expires 04/21/08

[signature]
Susan Elaine Houchin
Type or print name

Notary Public in and for the State of Illinois
Residing at Chicago, IL
My commission expires: 4/21/08

STATE OF ____ }
} ss.
COUNTY OF ____ }

I certify that I know or have satisfactory evidence that the person appearing before me and making this acknowledgment is the person whose true signature appears on this document.

On this ___ day of ______, 2006, before me personally appeared ______, to me known to be the ______ of ______, the corporation that executed the within and foregoing instrument, and acknowledged the said instrument to be the free and voluntary act and deed of said corporation, for the uses and purposes therein mentioned, and on oath stated that he was authorized to execute said instrument and that the seal affixed, if any, is the corporate seal of said corporation.

WITNESS my hand and official seal hereto affixed the day and year first above written.

____
Type or print name

Notary Public in and for the State of ____
Residing at ____
My commission expires: ____

STATE OF Washington }
} ss.
COUNTY OF King }

I certify that I know or have satisfactory evidence that the person appearing before me and making this acknowledgment is the person whose true signature appears on this document.

On this 19th day of April, 2006, before me personally appeared H. Stewart Parker, to me known to be the Pres & CEO of Targeted Genetics Corp., the corporation that executed the within and foregoing instrument, and acknowledged the said instrument to be the free and voluntary act and deed of said corporation, for the uses and purposes therein mentioned, and on oath stated that he was authorized to execute said instrument and that the seal affixed, if any, is the corporate seal of said corporation.

WITNESS my hand and official seal hereto affixed the day and year first above written.

BEVERLY J. ECKERT
Type or print name

Notary Public in and for the State of Washington
Residing at Bainbridge Island, WA 98110
My commission expires: 3-19-09

BEVERLY J. ECKERT
NOTARY PUBLIC
COMMISSION EXPIRES 03-19-09
STATE OF WASHINGTON

5642714.8

[Met Park West]
[Targeted Genetics]

EXHIBIT A

TO

SIXTH AMENDMENT TO LEASE


LEGEND:
MAJOR VERTICAL PENETRATION
FLOOR COMMON AREA
BUILDING COMMON AREA
FLOOR PLAN - FIRST FLOOR

EXHIBIT B

TO

SIXTH AMENDMENT TO LEASE

[See Attached Exhibit H - Form of Tenant's Estoppel Certificate]

EXHIBIT H

Form of Tenant's Estoppel Certificate

The undersigned as Tenant under that certain Office Lease (the "Lease") made and entered into as of ___ ___ ___, ___ between ___ ___ ___ ___ ___, L.L.C., a ___ ___ ___ limited liability company, as Landlord, and the undersigned as Tenant, for Premises described as Suite ___ in the office building commonly known as ___ ___ ___ and located at ___ ___ ___ ___, Seattle, Washington ___ ___, certifies as follows:

1. Attached hereto as Exhibit A is a true and correct copy of the Lease and all amendments and modifications thereto. The documents contained in Exhibit A represent the entire agreement between the parties as to the Premises.

2. The undersigned has commenced occupancy of the Premises described in the Lease, currently occupies the Premises, and the Lease Term commenced on ___ ___ ___ ___ ___.

3. The Lease is in full force and effect and has not been modified, supplemented or amended in any way except as provided in Exhibit A.

4. Tenant has not transferred, assigned, or sublet any portion of the Premises nor entered into any license or concession agreements with respect thereto except as follows: ___ ___ ___ ___ ___ ___

5. Base Rent became payable on ___ ___ ___ ___ ___.

6. The Lease Term expires on ___ ___ ___ ___ ___ ___.

7. Tenant does not have actual knowledge of any conditions of the Lease to be performed by Landlord necessary to the enforceability of the Lease that have not been satisfied nor does Tenant have actual knowledge that either Landlord or Tenant is in default thereunder.

8. No rental has been paid in advance and no security has been deposited with Landlord except as provided in the Lease or as follows: ___ ___ ___ ___ ___ ___.

9. To the best of Tenant's actual knowledge, as of the date hereof, there are no existing defenses or offsets that the undersigned has, which preclude enforcement of the Lease by Landlord.

10. All monthly installments of "Base Rent", "Operating Expenses" and "Taxes" and all monthly installments of estimated Operating Expenses and Taxes have been paid when due through ___ ___ ___ ___. The current monthly installment of Base Rent is $___ ___ ___ ___.

11. The undersigned acknowledges that this Estoppel Certificate may be delivered to Landlord's prospective mortgagee, trust deed holder or a prospective purchaser, and acknowledges that it recognizes that if same is done, in addition to Landlord, said mortgagee, prospective mortgagee, trust deed holder or prospective purchaser will be relying upon the statements contained herein in making the loan or acquiring the property of which the Premises are a part, and in accepting an assignment of the Lease as collateral security, and that receipt by it of this certificate is a condition of making of the loan or acquisition of such property.

12. If Tenant is a corporation, limited liability company or partnership, each individual executing this Estoppel Certificate on behalf of Tenant hereby represents and warrants that Tenant is a duly formed and existing entity qualified to do business in Washington, if required by law, and that Tenant has full right and authority to execute and deliver this Estoppel Certificate and that each person signing on behalf of Tenant is authorized to do so.

13. Tenant's actual knowledge, for the purposes hereof shall mean the actual knowledge, without any review of file materials or any other duty of inquiry, of ________________.

Executed at ________________ on the ____ day of ____________, 20 ___.

"Tenant"

______________________________,

By: ________________________
Name: ______________________
Title: ________________________
Date Signed: __________________